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                                                                     EXHIBIT 1.1





                          Hibbett Sporting Goods, Inc.

                              _____________ Shares
                                  Common Stock
                                ($0.01 par value)

                             Underwriting Agreement



                                                              ____________, 2002

[Underwriter]
[Address]

Ladies and Gentlemen:

         Certain stockholders of Hibbett Sporting Goods, Inc., a Delaware corporation (the "Company"), named in Schedule II hereto (the "Selling Stockholders") severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of _________ shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule II hereto. The aggregate of _________ shares to be purchased from the Selling Stockholders are called the "Shares." To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the Issue Date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment," or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the Issue Date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         1.       REPRESENTATIONS AND WARRANTIES.


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                  (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                           (1) The Company meets the requirements for use of
                  Form S-3 and has filed with the Commission a registration statement (File No. 333-73962) on such form, including a related prospectus, for the registration under the Act of the Shares and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations under the Act. The Company will file with the Commission a prospectus supplement in accordance with Rule 424(b). The Company has included in the registration statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in such registration statement and the Prospectus.

                           (2) On the Effective Date, the Registration Statement
                  did, and when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, conform in all material respects with the applicable requirements of the Act, the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                           (3) The documents incorporated by reference in the
                  Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a



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                  material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (4) The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a material adverse effect on the condition (financial or other), business, earnings, properties, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                           (5) All the Company's subsidiaries (as defined in the
                  Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. None of the Inactive Subsidiaries is engaged in any business activities or operations or has any material assets or liabilities. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and (except for directors' qualifying shares or similar interests) are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Prospectus.

                           (6) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                           (7) This Agreement has been duly authorized, executed
                  and delivered by the Company.


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                           (8) The Company has an authorized capitalization as
                  set forth in "Description of Capital Stock" of the Company's Registration Statement on Form S-1 (File No. 333-36913), as amended (the "S-1"), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the S-1; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (9) The Company is not and, after giving effect to
                  the offering, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                           (10) No consent, approval, authorization, filing with
                  or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the state securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                           (11) Neither the issue and sale of the Shares nor the
                  execution, delivery and performance of this Agreement will conflict with, result in a breach, default or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which itsor their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except any conflict, breach, default, violation or imposition that individually or in the aggregate would not have a Material Adverse Effect.

                           (12) There are no contracts, agreements or
                  understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company in any registration statement of the Company.

                           (13) The consolidated financial statements and the
                  related schedules and notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the


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                  periods indicated, comply as to form with the applicable
                  accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Summary Consolidated Financial and Operating Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements, supporting schedules or other financial information (whether pro forma financial statements or otherwise) are required to be included in the Registration Statement or Prospectus. As of the date of the Prospectus, the Company is not engaged in substantive discussions with any third party with respect to, or obligated to complete, any acquisitions for which disclosure of pro forma financial information in the Prospectus is required by the Act.

                           (14) No action, suit or proceeding by or before any
                  court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that is required to be described in the Registration Statement or Prospectus and is not so described; nor are there any statutes, rules, regulations, laws, orders, decrees, judgments, contracts, instruments or other documents or agreements that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                           (15) The Company and its Subsidiaries have good and
                  marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect.

                           (16) Neither the Company nor any Subsidiary is in
                  violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation,

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                  condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except such violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect or that are disclosed in the Prospectus (or any supplement thereto).

                           (17) Arthur Andersen LLP, who have certified certain
                  financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                           (18) The Company has filed all foreign, federal,
                  state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                           (19) There is (i) no significant unfair labor
                  practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board or in any federal or state court and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, except for such actions specified in clause (i) or (ii) above which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (20) The Company and each of its Subsidiaries are
                  insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any


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                  such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                           (21) The Company and its Subsidiaries possess all
                  licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                           (22) The Company and each of its Subsidiaries
                  maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (23) The Company has not taken, directly or
                  indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                           (24) Neither the Company nor any of its Subsidiaries
                  has violated any applicable existing federal, state or local laws, statutes, rules or regulations, including, but not limited to, (i) any federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or (ii) any provisions of the Employee Retirement Income Security Act and the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (25) The Company and the Subsidiaries own or possess
                  all patents, trademarks, trademark registrations, service marks, service mark registrations, trade


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                  names, copyrights, licenses, inventions, domain names,
                  computer programs, know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) (collectively "Intellectual Property") described in the Prospectus as being owned by any of them or currently used by them in the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except for such Intellectual Property which, individually or in the aggregate, would not have a Material Adverse Effect. To its knowledge, neither the Company nor any of its Subsidiaries is infringing or otherwise violating any Intellectual Property of others or has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

         (b) Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date (as defined below), that:

                  (1) Such Selling Stockholder is a validly existing entity under the laws of the jurisdiction of its respective organization, has the power and authority to own its property and to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (2) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (i) this Agreement, (ii) the Custody Agreement signed by such Selling Stockholder and ______________, as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (iii) the Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney") to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

                  (3) Each of this Agreement, the Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable


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         principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                  (4) None of the sale of the Shares by such Selling Stockholder, the execution, delivery or performance by such Selling Stockholder of this Agreement, the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof nor the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky lawsof the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Stockholder or any property of such Selling Stockholder.

                  (5) The information in the Prospectus under the caption "Selling Stockholders" that specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (6) At any time prior to the Closing Date, if there is any change in the information referred to in Section 1(b)(5) hereof, such Selling Stockholder will immediately notify the Representative of such change.

                  (7) Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up agreements described in
         Section 6(h) hereof.

                  (8) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.


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                  (9) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

                  (10) Such Selling Stockholder has no knowledge and no reason to believe that the Registration Statement and the Prospectus (including any supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Any certificate signed by any officer of the Company or Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or Selling Stockholder, as the case may be, as to matters covered thereby, to each Underwriter.

         2. PURCHASE AND SALE. The Selling Stockholders hereby agree, severally and not jointly, to sell the Shares, each Selling Stockholder selling the number of Shares set forth opposite such Selling Stockholder's name on Schedule II hereto, to the Underwriters and, upon the basis of representations, warranties and agreements of the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly,to purchase from the Selling Stockholders at a purchase price of $[___] per Share (the "purchase price per Share"), the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Shares shall be made at 10:00 AM, New York City time, on ____________, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative, the Company and the Selling Stockholders (such date and time of delivery and payment for the Shares being herein called the "Closing Date"). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to accounts specified by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise specify.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

         5. AGREEMENTS.

            (a) The Company agrees with the several Underwriters that:

                (1) Prior to the termination of the offering of the Shares, the
            Company will not file any amendment of the Registration Statement or supplement to the Prospectus or



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            any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, and will use its reasonable best efforts to cause any such amendment to become effective. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement, properly completed, and any further supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus Supplement, and any further supplement to the Prospectus, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed (if required) with the Commission, (2) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective,
            (3) of any request by the Commission orits staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable best efforts to obtain as soon as possible the withdrawal or lifting thereof.

                (2) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of counsel for the Company or of counsel for the Underwriters, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                (3) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

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Page 12


                (4) The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Representative may reasonably request.

                (5) The Company will arrange, if necessary, for the
            qualification of the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                (6) The Company will not, without the prior written consent of
            ______________, for a period of ________ following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; PROVIDED, HOWEVER, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) grant options to purchase shares of Common Stock under the Company's employee stock option plan and stock purchase plans.

                (7) Except as stated in this Agreement or the Prospectus, the
            Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                (8) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus,

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Page 13


            and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (iv) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

                (9) The Company, during the period when the prospectus is
            required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

                (10) The Company will comply with all provisions of any
            undertakings contained in the Registration Statement.

            (b) Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

                (1) Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 6(j) hereof would be inaccurate if made as of the Closing Date.

                (2) On the Closing Date, all stock transfer and other taxes
            (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

                (3) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, with respect to the transactions

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Page 14

            herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

            6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and Selling Stockholders contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and Selling Stockholders of their obligations hereunder and to the following additional conditions:

                (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by such Rule; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) The Company shall have furnished to the Representative the opinion of Latham & Watkins, counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B.

                (c) The Representative shall have received from
            ________________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, Senior Vice President or Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that: (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse

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Page 15

            change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, and (v) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date.

                (e) At the Execution Time and at the Closing Date, Arthur
            Andersen LLP shall have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                    (1) in their opinion the audited financial statements and
                financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                    (2) on the basis of a reading of the amounts included or
                incorporated in the Registration Statement and the Prospectus in response to Item 301 of Regulation S-K and a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the 39-week period ended November 3, 2001, and as of November 3, 2001; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Board of Directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to February 3, 2001, nothing came to their attention which caused them to believe that:

                        (i) the amounts in the "Selected Summary Consolidated
                    Financial and Operating Data," if any, included or incorporated in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

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Page 16


                        (ii) any unaudited financial statements included or
                    incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-3 or financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                        (iii) with respect to the period subsequent to the date
                    of the most recent financial statements (other than capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt due within one year and long-term debt (exclusive of current portion) of the Company and its Subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company and its consolidated Subsidiaries, as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to the date of the most recently available monthly unaudited financial information there were any decreases relating to continuing operations, as compared with the corresponding period in the preceding year in total revenues or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; or

                        (iv) the amounts included in any unaudited "capsule"
                    information included or incorporated in the Registration Statement or Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                    (3) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the

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Page 17


                Registration Statement and the Prospectus, including the information included or incorporated in the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" included or incorporated in the Company's Quarterly Reports on Form 10-Q incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto, other than the Prospectus Supplement), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto, other than the Prospectus Supplement) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto, other than the Prospectus Supplement).

                (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                (h) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from ___________________.

                (i) You shall be satisfied that, and you shall have received a certificate dated the Closing Date, from each Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Stockholder herein are true and correct in all material respects on the Closing Date, and (ii) such Seller Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on its part at or prior to the Closing Date.

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Page 18


                (j) Prior to the Closing Date, the Company and the Selling
            Stockholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of _______________, counsel for the Underwriters, at ___________________, on the Closing Date.

            7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of anytermination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

            8. INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless each
            Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on

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Page 19


            behalf of any Underwriter through the Representative specifically for inclusion therein; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to the Registration Statement or the Prospectus shall not inure to the benefit of any Underwriter on account of any such loss, claim, damage, liability or expense arising from the sale of Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Registration Statement or the Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriter acknowledges and agrees that for all purposes under this Agreement that the statements set forth under the caption "Selling Stockholders" in the Prospectus (or any amendment or supplement thereto), as such statement relates to each Selling Stockholder, constitute the only written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

                (c) Each Underwriter severally and not jointly agrees to
            indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Selling Stockholders and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and each Selling Stockholder to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                (d) Promptly after receipt by an indemnified party under this
            Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party is materially prejudiced by such failure and (ii) will not, in any event, relieve

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Page 20


            the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
            (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (e) In the event that the indemnity provided in paragraph (a),
            (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and by the indemnified party on the other from the offering of the Shares; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such

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Page 21


            Losses as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, the relative benefits received by each Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder, and the relative benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus or in any supplement thereto. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Selling Stockholder shall have the same rights to contribution as each Selling Stockholder, subject in each case to the applicable terms and conditions of this paragraph (e).

                (f) Notwithstanding any other provision of this Section 8, the aggregate liability of each of the Selling Stockholders for any and all losses, claims, damages or liabilities (including, without limitation, all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the fees and expenses of counsel to any indemnified person) pursuant to this Section 8 is limited to an amount equal to the total net proceeds from the sale of the Shares actually received by such Selling Stockholder.

            9. [intentionally deleted].

            10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and Selling Stockholders prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities

_______________, 2002
Page 22


generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or National Market, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto, other than the Prospectus Supplement) or (iv) any action shall have been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement is terminated pursuant to this Section 10, there shall be no liability of the Company or the Selling Stockholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders; provided, HOWEVER, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 5(a)(8) hereof.

            11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Stockholders or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the _________________, Attention: _______________; and ________________, Attention: _______________; if sent to the Company, will be mailed, delivered or telefaxed to (205) 912-7290 and confirmed to it at 451 Industrial Lane, Birmingham, Alabama 35211, Attention: Gary Smith; or, if sent to the Selling Stockholders, to the address set forth in the Custody Agreement with copies to Latham & Watkins, 885 Third Avenue, New York, New York 10022,
Attention: Steven Della Rocca, Esq.

            13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of _____________ applicable to contracts made and to be performed within the State of __________.

            15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

_______________, 2002
Page 23


            16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

            17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Business Day" shall mean any day other than a Saturday, a
            Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                "Commission" shall mean the Securities and Exchange Commission.

                "Effective Date" shall mean each date and time that the
            Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Execution Time" shall mean the date and time that this
            Agreement is executed and delivered by the parties hereto.

                "Material Adverse Effect" shall have the meaning set forth in paragraph 1(c) hereof.

                "Prospectus" shall mean the final prospectus included in the
            Registration Statement at the time it was declared effective and any prospectus supplement relating to the Shares that is filed pursuant to Rule 424(b) after the Execution Time, including the Prospectus Supplement.

                "Prospectus Supplement" shall mean any prospectus supplement filed in accordance with Rule 424(b).

                "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements and documents incorporated therein by reference pursuant to Form S-3 under the Act, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

_______________, 2002
Page 24


                "Rule 424" and "Rule 462" refer to such rules under the Act.

                "Rule 462 Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462) relating to the offering covered by the initial registration statement.

_______________, 2002
Page 25


         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   HIBBETT SPORTING GOODS, INC.


                                   By: _____________________________________
                                   Name: ___________________________________
                                   Title: __________________________________


                                   SELLING STOCKHOLDERS:


                                   By: _____________________________________
                                        As Attorney-in-Fact acting on behalf
                                        of the Selling Stockholders named in
                                        Schedule II hereto

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[UNDERWRITER]

By: ________________________________
     Name:
     Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                                   SCHEDULE I
                                   ----------

                                                                  NUMBER OF
                                                                UNDERWRITTEN
                                                              SECURITIES TO BE
       UNDERWRITERS                                               PURCHASED










                                                              -----------------
                          Total ...........................
                                                              =================

                                   SCHEDULE II
                                   -----------

                        Schedule of Selling Stockholders

STOCKHOLDER                                        NUMBER OF SHARES TO BE SOLD
-----------                                        ---------------------------
The SK Equity Fund, L.P. ..................
SK Investment Fund, L.P. ..................

      Total ...............................

                         EXHIBITS INTENTIONALLY OMITTED